Exhibit 99.1

Media Contact:	Investor Contact:
Paul Dickard	Will Gabrielski
VP, Chief Communications Officer	VP, Investor Relations
646.432.8473	213.593.8208
Paul.Dickard@aecom.com	William.Gabrielski@aecom.com

AECOM reports second-quarter fiscal year 2015 results

Financial Highlights

•                  Organic revenue growth of 9.7% at constant currency1.

•                  Adjusted EPS2 of $0.58.

•                  Free cash flow3 of $19 million; $277 million in first half of FY15.

•                  Debt reduction of $110 million.

•                  New wins of $4.6 billion; backlog of $40.7 billion.

•                  Company increases fiscal year 2015 adjusted EPS2 guidance to $3.15 to $3.55.

LOS ANGELES (May 12, 2015) — AECOM (NYSE: ACM), the world’s #1-ranked engineering design firm, reported second-quarter revenue of $4.5 billion today. Net income4 and earnings per share5 were flat. On an adjusted basis, diluted earnings per share2 were $0.58 for the quarter.

	Second Quarter
($ in millions, except EPS)	Q2 FY14	Q2 FY15	YOY% Change
Revenue	$1,872	$4,506	141%
Operating Income	$68	$7	(90%)
Net Income (Loss)[4]	$40	$--	NM
Adjusted EPS[2]	$0.45	$0.58	29%
Operating Cash Flow	($31)	$50	NM
Free Cash Flow[3]	($44)	$19	NM

Note: All comparisons are year over year unless otherwise noted.

“We delivered strong organic revenue growth and made substantial progress on our integration priorities,” said Michael S. Burke, AECOM’s chairman and chief executive officer. “The solid results we delivered today reflect our global leadership position and the complementary skill sets we have integrated over time. We are on track with our vision to become the world’s premier fully integrated infrastructure services firm, and our addressable market opportunity has never been greater.”

“We generated strong free cash flow through the first half of the fiscal year,” added AECOM’s President and Chief Financial Officer Stephen M. Kadenacy. “This cash generation drove our debt reduction as we build on our track record of disciplined capital allocation.”

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New Wins and Backlog
New wins in the quarter of $4.6 billion were driven by growth in the company’s Europe, Middle East, Africa, and India region and its building construction business. After adjusting for acquisitions, total backlog grew six percent organically. The company’s book-to-burn ratio6 was 1x for the quarter, with total backlog at March 31, 2015, of $40.7 billion.

Business Segments

In addition to providing consolidated financial results, AECOM reports separate financial information for its three segments: Design & Consulting Services (DCS), Construction Services (CS), and Management Services (MS).

Design & Consulting Services (DCS)

The DCS segment delivers planning, consulting, architectural and engineering design services to commercial and government clients worldwide in major end markets such as transportation, facilities, environmental, energy, water and government.

Revenue of $2 billion in the quarter increased 56 percent. Constant-currency organic revenue increased one percent1. Adjusted operating income7 was $108 million, an increase of 34 percent.

Construction Services (CS)

The CS segment provides construction services for energy, commercial, industrial as well as public and private infrastructure clients.

Revenue in the quarter was $1.6 billion. On an organic basis, revenue increased 62 percent. Adjusted operating income7 was $26 million. Results were favorably impacted by strong performance in the building construction business.

Management Services (MS)

The MS segment provides program and facilities management and maintenance, training, logistics, consulting, technical assistance and systems-integration services, primarily for agencies of the U.S. government, national governments around the world, and commercial customers.

Revenue increased 266 percent to $829 million in the quarter. Adjusted operating income7 was $105 million, benefiting from the strength of the acquired operations and strong execution.

Tax Rate

Inclusive of the non-controlling interest deduction — and excluding acquisition and integration related expenses, financing charges in interest expense, amortization of intangible assets, and unusual discrete items — the effective tax rate was 29.3 percent.

Impact of Acquisition-Related Accounting Items

AECOM continues to evaluate the accounting impact of recently completed acquisitions. The net impact of acquisition-related accounting items did not have a significant impact on second-quarter adjusted earnings per share. In conjunction with the evaluation, the company retrospectively adjusted results for the fiscal first quarter ended Dec. 31, 2014, to include the adjustment to the margin fair value liability, included in billings in excess of costs on uncompleted contracts. As a result, the firm’s first-quarter adjusted earnings per share increased by $0.09 to $0.80. For the remainder of the year, recognition in income from the margin fair value liability is anticipated to result in a $0.21 favorable impact to adjusted earnings per share. The company’s updated 2015 adjusted earnings per share guidance reflect these impacts.

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Cash Flow

Cash flow from operations for the quarter was $50 million. Free cash flow3 was $19 million in the quarter. In the first six months of the fiscal year, AECOM generated free cash flow of $277 million.

Balance Sheet

As of March 31, 2015, AECOM had $613 million of total cash and cash equivalents, $4.87 billion of debt and $952 million in unused capacity under the $1.05-billion revolving credit facility.

Fiscal 2015 Outlook

AECOM is increasing adjusted EPS2 guidance for fiscal year 2015 to $3.15 to $3.55. The increase reflects business trends that are consistent with the firm’s prior outlook and includes the expected $0.30 net positive impact to EPS from acquisition-related accounting items. The mid-point of the range assumes approximately $110 million of realized cost-synergy benefits from the URS combination.

In addition, the company continues to expect full-year interest expense of approximately $220 million, capital expenditures8 of approximately $160 million, depreciation of approximately $210 million, a tax rate9 of 30 percent, and a full-year share count of 151 million shares.

Adjusted EPS guidance for fiscal year 2015 excludes the amortization of intangible assets, financing charges in interest expense, and acquisition and integration expenses. In total, these items are expected to result in a pre-tax expense of approximately $810 million10 for the year.

AECOM is hosting a conference call today at 12 p.m. EDT, during which management will make a brief presentation focusing on the company’s results, strategies and operating trends. Interested parties can listen to the conference call and view accompanying slides via webcast at www.aecom.com. The webcast will be available for replay following the call.

1 Results expressed in constant currency are presented excluding the impact from changes in currency exchange rates.

2 Defined as attributable to AECOM excluding acquisition and integration related expenses, financing charges in interest expense, and the amortization of intangible assets.

3 Free cash flow is defined as cash flow from operations less capital expenditures net of proceeds from disposals, and is a non-GAAP measure.

4 Defined as attributable to AECOM.

5 Defined as attributable to AECOM, basic.

6 Book-to-burn ratio is defined as the amount of wins divided by revenue recognized during the period.

7 Excluding intangible amortization.

8 Capital expenditures, net of proceeds from disposals.

9 Inclusive of the non-controlling interest deduction and excluding acquisition and integration related expenses, financing charges in interest expense, amortization of intangible assets, and unusual discrete items.

10 Amortization of intangible assets expense includes the impact of amortization included in equity in earnings of joint ventures and non-controlling interests.

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About AECOM

AECOM is a premier, fully integrated professional and technical services firm positioned to design, build, finance and operate infrastructure assets around the world for public- and private-sector clients. With nearly 100,000 employees — including architects, engineers, designers, planners, scientists and management and construction services professionals — serving clients in over 150 countries around the world, AECOM is ranked as the #1 engineering design firm by revenue in Engineering News-Record magazine’s annual industry rankings. The company is a leader in all of the key markets that it serves, including transportation, facilities, environmental, energy, oil and gas, water, high-rise buildings and government. AECOM provides a blend of global reach, local knowledge, innovation and technical excellence in delivering customized and creative solutions that meet the needs of clients’ projects. A Fortune 500 firm, AECOM companies, including URS Corporation and Hunt Construction Group, had revenue of approximately $19 billion during the 12 months ended March 31, 2015. More information on AECOM and its services can be found at www.aecom.com.

Forward-Looking Statements: All statements in this press release other than statements of historical fact are “forward looking statements” for purposes of federal and state securities laws, including any projections of earnings, revenue, cash flows, tax rate, share count, amortization, acquisition and integration costs, or other financial items; any statements of the plans, strategies and objectives for future operations; and any statements regarding future economic conditions or performance. Although we believe that the expectations reflected in our forward looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward looking statements.

Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in forward-looking statements include: uncertainties related to global economic conditions and funding, audits, modifications and termination of long-term government contracts; losses under fixed-price contracts; limited control over operations run through our joint venture entities; misconduct by our employees or consultants or our failure to comply with laws or regulations; failure to successfully execute our merger and acquisition strategy; the failure to retain and recruit key technical and management personnel; and unexpected adjustments and cancellations related to our backlog. Additional factors that could cause actual results to differ materially from our forward looking statements are set forth in our reports filed with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statement.

This press release contains financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”). In particular, the company believes that non-GAAP financial measures such adjusted EPS, adjusted operating income, adjusted tax rate, organic and constant currency revenue, and free cash flow also provide a meaningful perspective on its business results as the company utilizes this information to evaluate and manage the business. We are also providing additional non-GAAP financial measures to reflect the impact of the URS acquisition. This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

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AECOM

Consolidated Statements of Income

(unaudited - in thousands, except per share data)

	Three Months Ended			Six Months Ended
	March 31, 2014	March 31, 2015	% Change	March 31, 2014	March 31, 2015	% Change

Revenue	$1,872,224	$4,506,197	140.7%	$3,826,099	$8,716,665	127.8%
Cost of revenue	1,784,817	4,402,885	146.7%	3,660,494	8,478,623	131.6%
Gross profit	87,407	103,312	18.2%	165,605	238,042	43.7%

Equity in earnings of joint ventures	7,436	24,628	231.2%	43,519	48,552	11.6%
General and administrative expenses	(26,449)	(29,797)	12.7%	(50,294)	(64,135)	27.5%
Acquisition & integration expenses	-	(91,599)	0.0%	-	(230,062)	0.0%
Income from operations	68,394	6,544	(90.4)%	158,830	(7,603)	(104.8)%

Other (expense) income	(195)	(1,038)	432.3%	(178)	1,541	(965.7)%
Interest expense	(10,498)	(60,663)	477.9%	(20,925)	(179,361)	757.2%
Income (loss) before income tax expense	57,701	(55,157)	(195.6)%	137,727	(185,423)	(234.6)%

Income tax expense (benefit)	15,205	(75,761)	(598.3)%	38,690	(87,960)	(327.3)%

Net income (loss)	42,496	20,604	(51.5)%	99,037	(97,463)	(198.4)%

Noncontrolling interests in income of consolidated subsidiaries, net of tax	(2,304)	(20,338)	782.7%	(2,449)	(41,246)	1584.2%

Net income (loss) attributable to AECOM	$40,192	$266	(99.3)%	$96,588	$(138,709)	(243.6)%

Net income (loss) attributable to AECOM per share:
Basic	$0.41	$-	(100.0)%	$1.00	$(0.95)	(195.0)%
Diluted	$0.41	$-	(100.0)%	$0.99	$(0.95)	(196.0)%

Weighted average shares outstanding:
Basic	97,012	151,053	55.7%	96,657	146,472	51.5%
Diluted	98,337	152,818	55.4%	97,964	146,472	49.5%

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AECOM

Balance Sheet and Cash Flow Information

(unaudited - in thousands)

	September 30, 2014	March 31, 2015
Balance Sheet Information:
Total cash and cash equivalents	$574,188	$612,597
Accounts receivable – net	2,654,976	4,785,335
Working capital	978,344	1,524,079
Total debt	1,003,978	4,867,897
Total assets	6,123,377	14,016,005
Total AECOM stockholders’ equity	2,186,517	3,429,567

	Three Months Ended		Six Months Ended
	March 31, 2014	March 31, 2015	March 31, 2014	March 31, 2015
Cash Flow Information:
Net cash (used in) / provided by operating activities	$(31,391)	$49,960	$105,996	$332,602
Capital expenditures, net	(12,396)	(30,517)	(33,167)	(55,587)
Free cash flow	$(43,787)	$19,443	$72,829	$277,015

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AECOM

Reportable Segments

(unaudited - in thousands)

	Design & Consulting Services	Construction Services	Management Services	Corporate	Total
Three Months Ended March 31, 2015
Revenue	$2,035,908	$1,641,087	$829,202	$-	$4,506,197
Cost of revenue	1,982,897	1,638,620	781,368	-	4,402,885
Gross profit	53,011	2,467	47,834	-	103,312
Equity in earnings of joint ventures	(1,433)	4,707	21,354	-	24,628
General and administrative expenses	-	-	-	(29,797)	(29,797)
Acquisition & integration expenses	-	-	-	(91,599)	(91,599)
Income (loss) from operations	$51,578	$7,174	$69,188	$(121,396)	$6,544

Gross profit as a % of revenue	2.6%	0.2%	5.8%	-	2.3%

Three Months Ended March 31, 2014
Revenue	$1,306,855	$338,918	$226,451	$-	$1,872,224
Cost of revenue	1,230,456	331,956	222,405	-	1,784,817
Gross profit	76,399	6,962	4,046	-	87,407
Equity in earnings of joint ventures	(440)	708	7,168	-	7,436
General and administrative expenses	-	-	-	(26,449)	(26,449)
Income (loss) from operations	$75,959	$7,670	$11,214	$(26,449)	$68,394

Gross profit as a % of revenue	5.8%	2.1%	1.8%	-	4.7%

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AECOM

Reportable Segments

(unaudited - in thousands)

	Design & Consulting Services	Construction Services	Management Services	Corporate	Total
Six Months Ended March 31, 2015
Revenue	$3,927,616	$3,175,217	$1,613,832	$-	$8,716,665
Cost of revenue	3,828,258	3,137,382	1,512,983	-	8,478,623
Gross profit	99,358	37,835	100,849	-	238,042
Equity in earnings of joint ventures	59	10,570	37,923	-	48,552
General and administrative expenses	-	-	-	(64,135)	(64,135)
Acquisition & integration expenses	-	-	-	(230,062)	(230,062)
Income (loss) from operations	$99,417	$48,405	$138,772	$(294,197)	$(7,603)

Gross profit as a % of revenue	2.5%	1.2%	6.2%	-	2.7%

Segment assets	$7,179,599	$3,117,607	$3,114,926	$603,873	$14,016,005

Contracted backlog	$8,788,072	$9,058,539	$4,810,091	$-	$22,656,702
Awarded backlog	5,185,464	8,901,243	3,998,073	-	18,084,780
Total backlog	$13,973,536	$17,959,782	$8,808,164	$-	$40,741,482

Six Months Ended March 31, 2014
Revenue	$2,608,288	$767,611	$450,200	$-	$3,826,099
Cost of revenue	2,477,976	756,580	425,938	-	3,660,494
Gross profit	130,312	11,031	24,262	-	165,605
Equity in earnings of joint ventures	32,318	2,093	9,108	-	43,519
General and administrative expenses	-	-	-	(50,294)	(50,294)
Income (loss) from operations	$162,630	$13,124	$33,370	$(50,294)	$158,830

Gross profit as a % of revenue	5.0%	1.4%	5.4%	-	4.3%

Segment assets	$4,108,859	$785,650	$487,059	$263,710	$5,645,278

Contracted backlog	$6,512,640	$2,597,035	$942,461	$-	$10,052,136
Awarded backlog	3,330,978	5,033,668	1,821,057	-	10,185,703
Total backlog	$9,843,618	$7,630,703	$2,763,518	$-	$20,237,839

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AECOM

Regulation G Information

($ in millions)

Reconciliation of Amounts Provided by Acquired Companies

	Three Months Ended March 31, 2015			Six Months Ended March 31, 2015
	Total	Provided by Acquired Companies	Excluding Effect of Acquired Companies	Total	Provided by Acquired Companies	Excluding Effect of Acquired Companies

Revenue
AECOM Consolidated	$4,506.2	$2,513.2	$1,993.0	$8,716.7	$4,747.7	$3,969.0
Design & Consulting Services	2,035.9	781.9	1,254.0	3,927.6	1,439.7	2,487.9
Construction Services	1,641.1	1,093.7	547.4	3,175.2	2,090.8	1,084.4
Management Services	829.2	637.5	191.7	1,613.8	1,216.9	396.9

Reconciliation of EBITDA to Net Income Attributable to AECOM

	Three Months Ended
	Jun 30, 2013	Sep 30, 2013	Dec 31, 2013	Mar 31, 2014	Jun 30, 2014	Sep 30, 2014	Dec 31, 2014	Mar 31, 2015
EBITDA	$135.1	$144.5	$111.5	$89.0	$115.9	$127.2	$116.8	$143.4
Less: Interest expense[1]	(11.0)	(9.6)	(9.8)	(10.0)	(9.2)	(9.5)	(115.4)	(56.7)
Add: Interest income[2]	0.4	0.4	0.4	0.3	0.6	0.9	1.6	1.2
Less: Depreciation and amortization[3]	(23.6)	(23.0)	(22.2)	(23.9)	(24.4)	(24.9)	(154.2)	(163.4)

Income (loss) attributable to AECOM before income taxes	100.9	112.3	79.9	55.4	82.9	93.7	(151.2)	(75.5)
Less: Income tax expense	30.1	35.8	23.5	15.2	13.7	29.6	(12.2)	(75.8)

Net income (loss) attributable to AECOM	$70.8	$76.5	$56.4	$40.2	$69.2	$64.1	$(139.0)	$0.3

[1] Excludes related amortization	[2] Included in other income	[3] Includes the amount for noncontrolling interests in consolidated subsidiaries

Reconciliation of Total Debt to Net Debt

	Balances at:
	Mar 31, 2014	Dec 31, 2014	Mar 31, 2015
Short-term debt	$26.0	$49.6	$11.7
Current portion of long-term debt	56.2	152.8	164.6
Long-term debt	1,008.9	4,775.4	4,691.6
Total debt	1,091.1	4,977.8	4,867.9
Less: Total cash and cash equivalents	502.5	734.6	612.6
Net debt	$588.6	$4,243.2	$4,255.3

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended			Six Months Ended
	Mar 31, 2014	Dec 31, 2014	Mar 31, 2015	Mar 31, 2014	Mar 31, 2015
Net cash (used in) / provided by operating activities	$(31.4)	$282.6	$50.0	$106.0	$332.6
Capital expenditures, net	(12.4)	(25.0)	(30.6)	(33.2)	(55.6)
Free cash flow	$(43.8)	$257.6	$19.4	$72.8	$277.0

	Fiscal Years Ended Sept 30,
	2012	2013	2014
Net cash provided by operating activities	$433.4	$408.6	$360.6
Capital expenditures, net	(62.9)	(52.1)	(62.8)
Free cash flow	$370.5	$356.5	$297.8

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AECOM

Regulation G Information

(in millions, except per share data)

Reconciliation of reported amounts to adjusted amounts excluding acquisition and integration expenses, amortization of intangible assets and financing charges in interest expense

	Three Months Ended			Six Months Ended
	Mar 31, 2014	Dec 31, 2014	Mar 31, 2015	Mar 31, 2014	Mar 31, 2015

Income from operations	$68.4	$(14.2)	$6.5	$158.8	$(7.7)
Acquisition and integration expenses	-	138.5	91.6	-	230.1
Amortization of intangible assets	6.4	114.2	111.7	11.5	225.9
Adjusted income from operations	$74.8	$238.5	$209.8	$170.3	$448.3

Income (loss) before income tax expense	$57.7	$(130.3)	$(55.2)	$137.7	$(185.5)
Acquisition and integration expenses	-	138.5	91.6	-	230.1
Amortization of intangible assets	6.4	114.2	111.7	11.5	225.9
Financing charges in interest expense	-	68.0	4.0	-	72.0
Adjusted income before income tax expense	$64.1	$190.4	$152.1	$149.2	$342.5

Income tax expense (benefit)	$15.2	$(12.2)	$(75.8)	$38.7	$(88.0)
Tax effect of the above adjustments	1.8	58.9	112.7	3.3	171.6
Adjusted income tax expense	$17.0	$46.7	$36.9	$42.0	$83.6

Noncontrolling interests in income of consolidated subsidiaries, net of tax	$(2.3)	$(20.9)	$(20.4)	$(2.4)	$(41.3)
Amortization of intangible assets included in NCI, net of tax	(0.8)	(7.4)	(5.6)	(0.8)	(13.0)
Adjusted noncontrolling interests in income of consolidated subsidiaries, net of tax	$(3.1)	$(28.3)	$(26.0)	$(3.2)	$(54.3)

Net income (loss) attributable to AECOM	$40.2	$(139.0)	$0.2	$96.6	$(138.8)
Acquisition and integration expenses	-	138.5	91.6	-	230.1
Amortization of intangible assets	6.4	114.2	111.7	11.5	225.9
Financing charges in interest expense	-	68.0	4.0	-	72.0
Tax effect of the above adjustments	(1.8)	(58.9)	(112.7)	(3.3)	(171.6)
Amortization of intangible assets included in NCI, net of tax	(0.8)	(7.4)	(5.6)	(0.8)	(13.0)
Adjusted net income attributable to AECOM	$44.0	$115.4	$89.2	$104.0	$204.6

Net income (loss) attributable to AECOM – per diluted share	$0.41	$(0.98)	$-	$0.99	$(0.98)
Per diluted share adjustments:
Acquisition and integration expenses	-	0.96	0.60	-	1.56
Amortization of intangible assets	0.07	0.79	0.73	0.12	1.52
Financing charges in interest expense	-	0.47	0.03	-	0.50
Tax effect of the above adjustments	(0.02)	(0.40)	(0.74)	(0.04)	(1.14)
Amortization of intangible assets included in NCI, net of tax	(0.01)	(0.04)	(0.04)	(0.01)	(0.08)
Adjusted net income attributable to AECOM – per diluted share	$0.45	$0.80	$0.58	$1.06	$1.38

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AECOM

Regulation G Information

($ in millions)

Reconciliation of reported amounts to adjusted amounts excluding acquisition and integration expenses, amortization of intangible assets and financing charges in interest expense

	Three Months Ended			Six Months Ended
	Mar 31, 2014	Dec 31, 2014	Mar 31, 2015	Mar 31, 2014	Mar 31, 2015

EBITDA	$89.0	$116.8	$143.4	$200.5	$260.2
Acquisition and integration expenses	-	138.5	91.6	-	230.1
Depreciation expense included in acquisition and integration expense line above	-	-	(8.3)	-	(8.3)
Adjusted EBITDA	$89.0	$255.3	$226.7	$200.5	$482.0

Design & Consulting Services Segment:
Income from operations	$76.0	$47.8	$51.6	$162.7	$99.4
Amortization of intangible assets	4.9	49.9	56.6	8.5	106.5
Adjusted income from operations	$80.9	$97.7	$108.2	$171.2	$205.9

Construction Services Segment:
Income from operations	$7.7	$41.2	$7.2	$13.2	$48.4
Amortization of intangible assets	0.8	31.9	19.0	1.6	50.9
Adjusted income from operations	$8.5	$73.1	$26.2	$14.8	$99.3

Management Services Segment:
Income from operations	$11.2	$69.6	$69.2	$33.3	$138.8
Amortization of intangible assets	0.6	32.4	36.1	1.3	68.5
Adjusted income from operations	$11.8	$102.0	$105.3	$34.6	$207.3

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